UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 8, 2002 (February 1, 2002)
Date of Report (Date of earliest event reported)

SOLECTRON CORPORATION

(Exact name of registrant as specified in charter)

Delaware	1-11098	94-2447045

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Gibraltar Drive, Milpitas, California	95035

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(408) 957-8500

Not Applicable

(Former name or former address, if changed since last report.)

ITEM 5: Other Events.
ITEM 7: Financial Statements and Exhibits.
SIGNATURES
Exhibit 1.1
Exhibit 4.1
Exhibit 4.2
Exhibit 5.1

ITEM 5: Other Events.

         On February 4, 2002, Solectron Corporation (the “Registrant’) filed a Prospectus Supplement, dated February 1, 2002, to and with the Prospectus dated August 29, 2001, included as part of the Registration Statement on Form S-3 of the Registrant (Registration No. 333-64454-01) (the “Registration Statement”), which Prospectus Supplement and Prospectus related to the offering of the Registrant’s 9.625% Senior Notes due 2009 (the “Notes”). On February 1, 2002, the Registrant entered into an Underwriting Agreement with Goldman, Sachs & Co., Banc of America Securities LLC, J.P. Morgan Securities Inc., Scotia Capital (USA) Inc. and BNP Paribas Securities Corp. (the “Underwriters”), relating to the offering and sale by the Registrant of up to $500,000,000 aggregate principal amount of the Notes under the Registration Statement. In connection with such offering, the Registrant is filing certain exhibits as part of this Form 8-K, which are incorporated herein by reference in their entirety.

ITEM 7: Financial Statements and Exhibits.

         (c)  Exhibits:

Exhibit No.	Exhibit Description

1.1	Underwriting Agreement, dated February 1, 2002, among the Registrant and Goldman, Sachs & Co., Banc of America Securities LLC, J.P. Morgan Securities Inc., Scotia Capital (USA) Inc. and BNP Paribas Securities Corp.

4.1	Senior Debt Securities Indenture, dated as of February 6, 2002, between the Registrant and State Street Bank and Trust Company of California, N.A., as Trustee.

4.2	First Supplemental Indenture, dated as of February 6, 2002, between the Registrant and State Street Bank and Trust Company of California, N.A., as Trustee.

5.1	Opinion re legality of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 8, 2002	Solectron Corporation /s/ Kiran Patel Kiran Patel Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Exhibit Description

1.1	Underwriting Agreement, dated February 1, 2002, among the Registrant and Goldman, Sachs & Co., Banc of America Securities LLC, J.P. Morgan Securities Inc., Scotia Capital (USA) Inc. and BNP Paribas Securities Corp.

4.1	Senior Debt Securities Indenture, dated as of February 6, 2002, between the Registrant and State Street Bank and Trust Company of California, N.A., as Trustee.

4.2	First Supplemental Indenture, dated as of February 6, 2002, between the Registrant and State Street Bank and Trust Company of California, N.A., as Trustee.

5.1	Opinion re legality of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)